EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sarepta Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-105412, 333-109015, 333-133211, 333-138299, 333-150021, 333-160922, 333-180258, 333-184807, 333-209709, 333-45888, 333- 68502, 333-86039, 333-86778, and 333-93135) on Form S-3 and (Nos. 333-101826, 333-172823, 333- 175031, 333-192287, 333-199037, 333-209710, 333-213022, 333-34047, 333-49994, 333-49996, and 333-221271) on Form S-8 of Sarepta Therapeutics, Inc. and subsidiaries of our reports dated March 1, 2018, with respect to the consolidated balance sheets of Sarepta Therapeutics, Inc. and subsidiaries as of  December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes collectively, the “consolidated financial statements”, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Sarepta Therapeutics, Inc. and subsidiaries.

(signed) KPMG LLP

Cambridge, Massachusetts

March 1, 2018